Offer to Purchase for Cash
by
Mannatech, Incorporated
of
Up to 211,538 Shares of Its Common Stock
At a Purchase Price of $26.00 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, JUNE 25, 2021, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 28, 2021
To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 28, 2021 (the “Offer to Purchase”), and related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by Mannatech, Incorporated, a Texas corporation (“Mannatech”), to purchase for cash up to 211,538 Shares of its common stock, $0.0001 par value per share (the “Shares”), at a price of $26.00 per Share (the “Purchase Price”), to each seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and Letter of Transmittal.

Upon the terms and subject to the conditions of the Offer, if less than 211,538 Shares are properly tendered and not properly withdrawn, Mannatech will buy all Shares properly tendered and not properly withdrawn. Only Shares properly tendered prior to the Expiration Date and not properly withdrawn will be purchased in the Offer at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the odd lot priority, proration and conditional tender provisions described in the Offer to Purchase. Under no circumstances will interest be paid on the purchase price for the Shares, regardless of any delay in making such payment. All Shares acquired in the Offer will be acquired at the Purchase Price. Mannatech reserves the right, in its sole discretion, to change the per Share Purchase Price and to increase or decrease the number of Shares sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission, Mannatech may increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares without extending the Offer.
Mannatech reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

Upon the terms and subject to the conditions of the Offer, if more than 211,538 Shares or such greater amount as Mannatech may elect to purchase, subject to applicable law, have been validly tendered, and not properly withdrawn before the Expiration Date, Mannatech will accept the Shares to be purchased in the following order of priority: (i) from all shareholders who beneficially own fewer than an aggregate of 100 Shares who properly tender and do not properly withdraw all of their Shares and who comply with all of the odd lot priority requirements set forth in the Offer to Purchase and the Letter of Transmittal; (ii) from all shareholders who properly tender and do not properly withdraw Shares, on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase and with appropriate adjustment to avoid purchases of fractional Shares and (iii) only if necessary to permit Mannatech to purchase 211,5388 Shares (or such greater amount as Mannatech may elect to purchase, subject to applicable law), from holders who have tendered and not properly withdrawn Shares subject to the condition that a specified minimum number of the holder’s Shares be purchased if any Shares are purchased in the Offer as described in the Offer to Purchase (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have tendered all of their Shares. Therefore, it is possible that Mannatech will not purchase all of the Shares that you tender. Shares not purchased because of proration provisions will be returned to the tendering shareholders at Mannatech’s expense promptly after the Expiration Date. See Section 1, Section 3 and Section 5 of the Offer to Purchase.
The Offer is not conditioned on the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions.
WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.
Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.
Please note the following:

1.You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.
2.The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, at the end of Friday, June 25, 2021, unless Mannatech extends the Offer.

3.The Offer is for up to 211,538 Shares at the Purchase Price of $26.00 per Share, (representing approximately 10.25% of the Shares outstanding as of April 30, 2021).

4.Tendering shareholders who are tendering Shares held in their name or who tender their Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to Mannatech or to the Dealer Manager, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Mannatech’s purchase of Shares under the Offer.

5.If you wish to condition your tender upon the purchase of all Shares tendered or upon Mannatech’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. Mannatech’s purchase of Shares from all tenders that are so conditioned (and for which the condition was not initially satisfied) will be determined by random lot. To elect such a condition complete the box entitled “Conditional Tender” in the attached Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, JUNE 25, 2021, UNLESS THE OFFER IS EXTENDED.
If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.
The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares of Mannatech. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares of Mannatech residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 28, 2021 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by Mannatech Incorporated, a Texas corporation (“Mannatech”), to purchase for cash up to 211,538 shares of its common stock, $0.0001 par value per share (the “Shares”), at a purchase price of $26.00 per Share, to each seller in cash, less any applicable withholding taxes and without interest.
The undersigned hereby instruct(s) you to tender to Mannatech the number of Shares indicated below or, if no number is specified, all Shares you hold for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

Aggregate Number Of Shares To Be Tendered
By You For The Account Of The Undersigned: __________________                         Shares.

ODD LOTS
(See Instruction 15 to the Letter of Transmittal)

Any shareholder who owns, beneficially or of record, a total of fewer than 100 Shares, may elect to have their Shares accepted for payment before any proration of or purchase of any other tendered Shares.

On the date hereof, the undersigned:

☐    is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered, and elects the Odd Lot Priority (as defined in the Letter of Transmittal).
CONDITIONAL TENDER
(See Instruction 13 to the Letter of Transmittal)
A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least the minimum number of Shares indicated below is purchased by Mannatech pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and Mannatech urges shareholders to consult their own financial and tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.
☐    The minimum number of Shares that must be purchased, if any are purchased, is:                                  Shares.
If, because of proration, the minimum number of Shares designated will not be purchased, Mannatech may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its Shares and checked this box:

☐    The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document, is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Mannatech’s Board of Directors has authorized Mannatech to make the Offer. However, none of Mannatech, any of the members of its Board of Directors, the Dealer Manager, the Information Agent or the Depositary makes any recommendation to shareholders as to whether they should tender or refrain from tendering their Shares. None of Mannatech, nor any of the members of its Board of Directors, the Dealer Manager, the Information Agent or the Depositary has authorized any person to make any recommendation with respect to the Offer. Shareholders should carefully evaluate all information in the Offer to Purchase, consult their own financial and tax advisors and make their own decisions about whether to tender Shares and, if so, how many Shares to tender.

SIGNATURE

Signature(s)
(Please Print)

Name(s)
(Please Print)

Taxpayer Identification or Social Security No.:

Address(es)
(Include Zip Code)

Phone Number (including Area Code)

Date: , 2021